Exhibit 10.1

EXECUTION VERSION

DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH,

as Buyer,

PRIMESTAR FUND I, L.P.,

as Seller,

WILMINGTON SAVINGS FUND SOCIETY, FSB, NOT IN ITS INDIVIDUAL CAPACITY

BUT SOLELY AS TRUSTEE OF PRIMESTAR-H FUND I TRUST, AS TRUST

SUBSIDIARY,

as Trust Subsidiary,

and

STARWOOD WAYPOINT RESIDENTIAL TRUST, AS GUARANTOR,

as Guarantor

AMENDMENT NO. 3

dated as of September 1, 2015

to the

MASTER REPURCHASE AGREEMENT

dated as of March 11, 2014

AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 3 to Master Repurchase Agreement, dated as of September 1, 2015 (this “Amendment”), is entered into by and between Deutsche Bank AG, Cayman Islands Branch, as buyer (“Buyer”), Primestar Fund I, L.P., as seller (“Seller”), Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee of Primestar-H Fund I Trust, as trust subsidiary (“Trust Subsidiary”) and Starwood Waypoint Residential Trust, as guarantor (“Guarantor”). Any capitalized terms not defined herein shall have the meaning assigned to such term in the Master Repurchase Agreement (as defined below).

WHEREAS, the parties hereto entered into that certain the Master Repurchase Agreement, dated as of March 11, 2014 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”);

WHEREAS, the parties hereto desire to amend the Master Repurchase Agreement as described below;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment.

(a) Section 1 of the Master Repurchase Agreement is hereby amended by deleting the definition of Non-Utilization Fee in its entirety.

(b) Section 1 of the Master Repurchase Agreement is hereby amended by adding the following definitions immediately after the definition of Basel III Regulation:

““Boarding Diligence” shall mean any diligence performed by Buyer or its designee solely with respect to the initial determination of whether any new Trust Mortgage Loans or REO Properties are Eligible Assets.

“Boarding Diligence Cap” has the meaning set forth in the Pricing Side Letter.”

(c) Section 1 of the Master Repurchase Agreement is hereby amended by adding the following definitions immediately after the definition of SIPA:

“SN Servicing Side Letter” means that certain letter agreement, dated as of October 10, 2014, by and among Seller, Guarantor, Trust Subsidiary and Buyer.

(d) Section 1 of the Master Repurchase Agreement is hereby amended by deleting the definition of Servicing Agreement in its entirety and replacing it with the following definition (bold language added for emphasis):

“Servicing Agreement” means (A) with respect to (1) Statebridge Company LLC, that certain (i) Servicing Agreement dated as of November 1, 2012, by and between Statebridge Company LLC, as servicer, and Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee for PrimeStar-H Fund I Trust, as investor, together with (ii) the related Servicer Acknowledgement, and (2) SN Servicing Corporation, that (i) certain Servicing Agreement dated as of June 5, 2014, by and between SN Servicing Corporation, as servicer, and Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Trustee for PrimeStar-H Fund I Trust, together with (ii) (a) the SN Servicing Side Letter and (b) the related Servicer Acknowledgement and (B) any other servicing agreement with a Servicer in form and substance acceptable to Buyer together with the related Servicer Acknowledgement; provided that each servicing agreement referred to in (A) or (B) above shall include any amendments, modifications or supplements thereto.

(e) Section 7(b)(4) of the Master Repurchase Agreement is hereby amended by deleting the section in its entirety and replacing it with the following (stricken language added for emphasis):

“(4) fourth, to Buyer in payment of (a) any accrued and unpaid Price Differential to the extent not paid by Seller to Buyer pursuant to Section 5, ~~(b) any accrued and unpaid Non-Utilization Fees~~ and (b) all other costs, fees and other amounts due and payable to the Buyer (other than Margin Deficit) pursuant to this Agreement and the other Program Agreements;”

(f) Section 11(a) of the Master Repurchase Agreement is hereby amended by deleting the section in its entirety and replacing it with the following (bold language added for emphasis):

“(a) Seller shall reimburse Buyer for any of Buyer’s reasonable and documented out-of-pocket costs, including, but not limited to, due diligence review and Title Inquiry costs and reasonable attorney’s fees, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans and property inspections conducted by Buyer or its designee; provided that Buyer shall not be entitled to reimbursement of Boarding Diligence expenses in excess of the Boarding Diligence Cap. Seller shall also reimburse Buyer for the costs and expenses incurred by Buyer in connection with monthly lien searches conducted by Buyer on REO Properties. Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any Servicer or the Asset Manager. Seller shall pay the reasonable and documented fees and expenses of Buyer’s counsel and, up to $30,000, rating confirmation costs relating to a commercial paper conduit utilized by Buyer to finance the Transactions, in each case, in connection with the Program Agreements. Reasonable and documented legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial fees and expenses as set forth in the Custodial Agreement, and any other ongoing fees and expenses under any other Program Agreement.”

(g) Section 20 of the Master Repurchase Agreement is hereby amended by deleting the notice information following the first paragraph thereof in its entirety and replacing it with the following:

“If to Seller:

PrimeStar Fund I, L.P.

1999 Harrison Street, 24th Floor

Oakland, California 94612

Attention: Nina Tran, Chief Financial Officer

Phone: (510) 985-9002

Facsimile: (510) 335-1093

Email: nina@waypointgroup.com

Attention: Tamra Browne, Chief Legal Officer

Phone: (510) 987-8049

Facsimile: (510) 550-2828

Email: tamrab@waypointgroup.com

With a copy to:

Prime Asset Fund VI, LLC

12425 Race Track Road

Tampa, FL 33626

Attention: Bruce Korman

Phone: (813) 962-1300, Ext. 233

Facsimile: (213) 477-2225

Email: bkorman@primeassetfund.com

With a copy to:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Brian Krisberg, Esq.

Phone: (212) 839-8735

Email: Brian.Krisberg@Sidley.com”

(h) Section 32(a) of the Master Repurchase Agreement is hereby amended by deleting the reference to “Non-Utilization Fee” contained therein.

Section 2. Conditions to Effectiveness of this Amendment.

This Amendment shall become effective upon the execution and delivery of this Amendment by all parties hereto and satisfaction of the conditions set forth in Section 2 of Amendment No. 2 to the Pricing Side Letter, dated as of the date hereof (the “Amendment Effective Date”).

Section 3. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Master Repurchase Agreement shall remain in full force and effect and all such provisions shall apply equally to the terms and conditions set forth herein. This Amendment shall be effective as of the Amendment Effective Date upon the satisfaction of the conditions precedent set forth in this Section 2 and shall not be effective for any period prior to the Amendment Effective Date. After this Amendment becomes effective, all references in the Master Repurchase Agreement to “this Master Repurchase Agreement,” “hereof,” “herein” or words of similar effect referring to Master Repurchase Agreement shall be deemed to be references to the Master Repurchase Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Master Repurchase Agreement other than as set forth herein.

Section 4. Representations and Warranties. Seller, Trust Subsidiary and Guarantor hereby represent and warrant that the execution and effectiveness of this Amendment shall not materially affect it, in the performance of its obligations under the Program Agreement.

Section 5. Expenses. Seller, Trust Subsidiary and Guarantor hereby agree that in addition to any costs otherwise required to be paid pursuant to the Master Repurchase Agreement, Seller, Trust Subsidiary and Guarantor shall be responsible for the payments of the reasonable and documented legal fees and out-of-pocket expenses of legal counsel to Buyer incurred in connection with the consummation of this Amendment and all other documents executed or delivered in connection therewith.

Section 6. Representations; Ratifications Covenants:

(a) In order to induce Buyer to execute and deliver this Amendment, Seller, Trust Subsidiary and Guarantor each hereby represents and warrants to Buyer that as of the date hereof, Seller, Trust Subsidiary and Guarantor are in full compliance with all of the terms and conditions of the Program Agreement and no Default or Event of Default has occurred and is continuing under the Program Agreement.

(b) The parties hereto ratify all terms of the existing Master Repurchase Agreement other than those amended hereby, and ratify those provisions as amended hereby.

(c) The Trust Subsidiary is hereby authorized and directed to execute this Amendment.

Section 7. Entire Agreement. The Master Repurchase Agreement, as amended by this Amendment, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 8. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

Section 9. Section Headings. The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Indenture or any provision hereof or thereof.

Section 10. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11. Counterparts. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DEUTSCHE BANK AG, CAYMAN ISLANDS
BRANCH, as Buyer

By:	/s/ Ryan M. Stark
Name:	Ryan M. Stark
Title:	Managing Director

By:	/s/ Menahem Namer
Name:	Menahem Namer
Title:	Vice President

PRIMESTAR FUND I, L.P., as Seller

By:	PrimeStar Fund I GP, L.L.C., its general partner

By:	/s/ Nina Tran
Name:	Nina Tran
Title:	Authorized Signatory of the Management
Committee of the General Partner

STARWOOD WAYPOINT RESIDENTIAL TRUST, as Guarantor

By:	/s/ Nina Tran
Name:	Nina Tran
Title:	Chief Financial Officer

PRIMESTAR-H FUND I TRUST, as Trust Subsidiary

By:	PrimeStar Fund I, L.P., its agent

By:	PrimeStar Fund I GP, L.L.C., its general partner

By:	/s/ Nina Tran
Name:	Nina Tran
Title:	Authorized Signatory of the Management
Committee of the General Partner

Amendment No. 3 to Master Repurchase Agreement